Exhibit 99.1
PRESS RELEASE
Greenfield Online Announces Second Quarter 2007
Financial Results
WILTON, CONNECTICUT, August 8, 2007 — Greenfield Online, Inc. (Nasdaq: SRVY), a leading Internet survey solutions and comparison shopping services provider, today announced financial results for its second quarter ended June 30, 2007.
“I am pleased with our strong second quarter financial results, which demonstrate continued revenue growth across all three of our business segments, especially the impressive growth in comparison shopping,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. “On a consolidated basis, the company delivered double-digit growth in revenue, operating income and adjusted EBITDA; in fact reporting the highest quarterly revenue in the company’s history. We finished the quarter with approximately $50 million in cash and marketable securities on our balance sheet. Going forward we expect to continue to maintain our strong focus on driving profitable growth and free cash flow.”
Financial Highlights

	For the Three Months		For the Six Months Ended
	Ended June 30,		June 30,		Growth	Growth
$ in thousands - unaudited	2007	2006	2007	2006	QTR	YTD
Revenue	$30,826	$24,453	$58,295	$45,985	26.1%	26.8%
Operating Income	$4,410	$3,703	$7,427	$5,021	19.1%	47.9%
Net Income	$3,100	$2,254	$5,059	$3,095	37.5%	63.5%
Fully Diluted EPS	$0.11	$0.09	$0.19	$0.12	22.2%	58.3%
Net Cash Provided by Operating Activities	$7,567	$5,063	$13,941	$10,073	49.5%	38.4%

Non-GAAP Adjusted EBITDA*	$8,136	$7,257	$14,972	$12,275	12.1%	22.0%
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges**	$8,136	$7,277	$14,972	$12,463	11.8%	20.1%
Non-GAAP Operating Free Cash Flow ***	$5,118	$3,943	$9,783	$8,191	29.8%	19.4%

*	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

**	Non-GAAP Adjusted EBITDA-Ex Restructuring Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

***	Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.

Key Financial Statistics
•	Total net revenue was $30.8 million for the second quarter of 2007 as compared with $24.5 million for the same period in the prior year for an increase of $6.3 million or 26.1% of which approximately $0.9 million or 3.9% was due to favorable currency effects.
•	For the Internet survey solutions segments, total third party net revenue was $23.3 million for the second quarter of 2007, as compared with $20.2 million for the same period in the prior year for an increase of 15.4%.

•	For the comparison shopping segment, total third party net revenue was $7.5 million for the second quarter of 2007, as compared with $4.2 million for the same period in the prior year for an increase of 77.1%.
•	Total gross profit was $22.6 million or 73.2% of revenues for the second quarter of 2007, as compared with $18.9 million or 77.3% of revenues for the same period in the prior year.

•	Operating income was $4.4 million for the second quarter of 2007 or 14.3% of revenue, as compared to operating income of $3.7 million or 15.1% of revenues for the same period in the prior year.

•	Net income for the second quarter of 2007 was $3.1 million as compared with net income of $2.3 million for the same period in the prior year.

•	Net cash flow provided by operating activities was $7.6 million for the second quarter of 2007 as compared to $5.1 million for the same period in the prior year.

•	For the second quarter of 2007, Non-GAAP Adjusted EBITDA was $8.1 million or 26.4% of revenue, as compared to Non-GAAP Adjusted EBITDA, excluding restructuring charges, of $7.3 million, or 29.8%, of revenue for the same period in the prior year.

•	Non-GAAP Operating Free Cash Flow was $5.1 million for the second quarter of 2007, as compared to $3.9 million for the same period in the prior year.

•	As of August 8, 2007, third quarter 2007 Internet survey solutions backlog stands at approximately $19 million. Backlog is defined as signed contracts for online survey projects that we expect to complete and deliver to clients during the three months ending September 30, 2007 and excludes expected comparison shopping and advertising revenues. This compares to Internet survey solutions backlog for the second quarter 2007 of approximately $18 million as of May 10, 2007, and Internet survey solutions backlog of approximately $15 million as of August 8, 2006.

•	Bid volume for the three months ended June 30, 2007 was approximately $152 million. This compares to bid volume for the three months ended March 31, 2007 of approximately $138 million.

•	For the comparison shopping segment, according to data compiled by Nielsen/NetRatings, unique visitors totaled, in the aggregate, 16.1 million, 20.1 million, and 18.2 million for the months of April, May, and June 2007, respectively, for the European countries of Germany, France, Italy, Spain and the UK.

•	As of June 30, 2007 the comparison shopping segment had more than 1,200 active merchants. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.

Forward Guidance
For the full fiscal year 2007, we are raising the low end of the revenue guidance range, and are reiterating the remaining points of our 2007 full fiscal year guidance that were previously issued on May 10, 2007:

	Prior Guidance	Revised Guidance
Total Revenue	$112 to $122 million	$118 to $122 million
Gross Margins	74% to 76%	74% to 76%
Non-GAAP Adjusted EBITDA	26% to 28%	26% to 28%
Depreciation and Amortization	$12.5 - $13.0 million	$12.5 - $13.0 million
Expected Charges related to Stock Based Compensation	$2.7 - $3.5 million	$2.7 - $3.5 million
Effective Tax Rate	35% to 37%	35% to 37%
Conference Call Information
Dial up information for today’s Financial Results call is as follows:

Date and Time:	Wednesday, August 8, 2007, 5:00 PM ET
Telephone Number:	1-201-689-8560
Webcast Location:	http://ir.greenfield.com/events.cfm
Replay Telephone:	1-201-612-7415
Account Code and Conference ID #	3055*, 249363* (*both are required)
Replay available:	8:00 PM ET, August 8, 2007 – August 22, 2007
In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, supplies the increasingly urgent demand of industry for better understanding of consumers around the world. Our proprietary innovative technology enables us to collect thousands of consumer opinions quickly and accurately, and to organize them into actionable form. We do this through our Internet survey solutions business in North America and Europe by collecting, organizing and selling consumer opinions via survey responses for our marketing research and end-user company clients on a global basis. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content via product and merchant reviews that help consumers and visitors to our Ciao portals compare prices and make purchasing decisions.
For more information visit http://www.Greenfield.com or http://www.ciao-surveys.com or http://www.ciao.com. To join the panel to take surveys, visit http://www.greenfieldonline.com.
Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

About Non-GAAP Financial Measures
We define Non-GAAP adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define Non-GAAP Operating Free Cash Flow as cash flow provided by operating activities less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash flow provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use Non-GAAP Adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow has limitations and should not be considered in isolation from or as an alternative to GAAP measures such as net income, net cash provided by operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth, by segment, the reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow , non-GAAP financial measures, to GAAP net income and GAAP net cash provided by operating activities, respectively, our most directly comparable financial measure presented in accordance with GAAP.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA – Ex-Restructuring Charges

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
$ in thousands - unaudited	2007	2006	2007	2006
GAAP Net Income	$3,100	$2,254	$5,059	$3,095
Interest (Income) Expense	$(408)	$(85)	$(551)	$82
Tax Provision	$1,712	$1,328	$2,890	$1,690
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$374	$283	$719	$561
Panel Expense DA	$448	$440	$891	$912
Operating Expense DA	$2,168	$2,401	$4,321	$4,717
EBITDA	$7,394	$6,621	$13,329	$11,057
Stock-Based Compensation	$742	$636	$1,643	$1,218
Non-GAAP Adjusted EBITDA	$8,136	$7,257	$14,972	$12,275
Restructuring Charges		$20		$188
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges	$8,136	$7,277	$14,972	$12,463

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
$ in thousands - unaudited	2007	2006	2007	2006
Net Cash Provided by Operating Activities	$7,567	$5,063	$13,941	$10,073

Additions to Property and Equipment and Intangibles for Cash	$(2,449)	$(1,120)	$(4,158)	$(1,882)

Non-GAAP Operating Free Cash Flow	$5,118	$3,943	$9,783	$8,191

About Segment Information
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense, restructuring charges and certain corporate costs not associated with the operations of the segment. These corporate costs are separately stated above and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of directors fees and investor relations costs.
Segment Information – (In Thousands – Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Gross segment revenues:
North American Internet survey solutions
Third-party revenues	$17,108	$14,832	$32,562	$28,403
Inter-segment revenues	220	278	353	522

Gross segment revenues	$17,328	$15,110	$32,915	$28,925

Ciao Internet survey solutions
Third-party revenues	$6,223	$5,390	$11,478	$9,944
Inter-segment revenues	1,999	2,303	3,485	3,494

Gross segment revenues	$8,222	$7,693	$14,963	$13,438

Ciao comparison shopping *
Third-party revenues	$7,495	$4,231	$14,255	$7,638
Inter-segment revenues	143	—	143	—

Gross segment revenues	$7,638	$4,231	$14,398	$7,638

Net revenues:
North American Internet survey solutions	$17,328	$15,110	$32,915	$28,925
Ciao Internet survey solutions	8,222	7,693	14,963	13,438
Ciao comparison shopping	7,638	4,231	14,398	7,638
Elimination of inter-segment revenues	(2,362)	(2,581)	(3,981)	(4,016)

Total net revenues	$30,826	$24,453	$58,295	$45,985

Segment operating income (as defined above):
North American Internet survey solutions	$3,448	$3,186	$6,287	$6,202
Ciao Internet survey solutions	2,066	3,351	3,929	5,117
Ciao comparison shopping	4,205	2,642	8,188	4,292

Segment operating income	9,719	9,179	18,404	15,611
Depreciation and amortization	(2,990)	(3,124)	(5,931)	(6,190)
Stock-based compensation	(742)	(636)	(1,643)	(1,218)
Restructuring charges	—	(20)	—	(188)
Corporate	(1,577)	(1,696)	(3,403)	(2,994)

Total operating income	4,410	3,703	7,427	5,021
Interest income (expense), net	408	85	551	(82)
Currency exchange gain (loss), net	(6)	(206)	(29)	(154)

Income before income taxes	$4,812	$3,582	$7,949	$4,785

*	Prior to the separation of the Ciao Internet survey solutions and the Ciao comparison shopping businesses, the Ciao comparison shopping segment did not have any inter-segment revenues. The legal separation was completed, and effective May 1, 2007, the Ciao comparison shopping segment began recording inter-segment revenues from the sale of panelists to the Ciao Internet survey solutions segment, which panelists are sourced from the Ciao comparison shopping portals.

Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning information about client satisfaction levels, our ability to build shareholder value, our ability to continue international expansion, our expansion of our presence in Asia and our B2B practice, our development of panels in Hong Kong and New Zealand, the effect of our investments in sales and marketing in North America, our ability to develop and implement our UPS technology and its ability to provide operational benefits in the future, the pricing environment for Internet survey solutions, the potential outcome of legal claims against the company, our gross margins, comparison shopping growth sales, selling, general and administrative costs as a percentage of revenue, future panel build expenses in Europe, our ability to drive profitable revenue growth in the future, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of our panels, our panelists’ responsiveness to our surveys, our customers acceptance and continued use of our Real Time Sampling technique, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, including the ability to develop new panels, risks related to foreign currency exchange rate fluctuations, our ability to successfully integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the outcome of legal proceedings pending against the company, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$30,985	$20,873
Investments in marketable securities	18,934	16,167
Accounts receivable trade, net (net of allowances of $1,574 and $1,875 at June 30, 2007 and December 31, 2006, respectively)	23,382	23,485
Prepaid expenses and other current assets	2,000	1,550
Deferred tax assets, current	1,895	4,905

Total current assets	77,196	66,980
Property and equipment, net	6,586	6,447
Other intangible assets, net	15,995	17,644
Goodwill	70,901	70,149
Deferred tax assets, long-term	21,224	17,740
Security deposits and other long-term assets	817	884

Total assets	$192,719	$179,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,024	$4,283
Accrued expenses and other current liabilities	14,863	15,141
Income taxes payable	9,252	6,765
Current portion of capital lease obligations	13	25
Deferred revenue	622	440

Total current liabilities	28,774	26,654
Capital lease obligations, long-term	15	22
Deferred tax liabilities, long-term	2,883	3,457
Income taxes payable, long-term	1,646	—
Other long-term liabilities	84	90

Total liabilities	33,402	30,223

Commitments and contingencies Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,865,923 and 25,490,221 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	3	3
Additional paid-in capital	294,401	290,459
Accumulated deficit	(131,347)	(136,176)
Accumulated other comprehensive loss	(3,609)	(4,534)
Treasury stock, at cost — 9,643 shares	(131)	(131)

Total stockholders’ equity	159,317	149,621

Total liabilities and stockholders’ equity	$192,719	$179,844

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenues	$30,826	$24,453	$58,295	$45,985
Cost of revenues	8,258	5,560	15,397	11,108

Gross profit	22,568	18,893	42,898	34,877

Operating expenses:
Selling, general and administrative	14,208	10,717	27,188	20,252
Panel acquisition	778	1,231	1,826	2,937
Depreciation and amortization	2,168	2,401	4,321	4,717
Research and development	1,004	821	2,136	1,762
Restructuring charges	—	20	—	188

Total operating expenses	18,158	15,190	35,471	29,856

Operating income	4,410	3,703	7,427	5,021

Other income (expense):
Interest income (expense), net	408	85	551	(82)
Other expense, net	(6)	(206)	(29)	(154)

Total other income (expense), net	402	(121)	522	(236)

Income before income taxes	4,812	3,582	7,949	4,785
Provision for income taxes	1,712	1,328	2,890	1,690

Net income	$3,100	$2,254	$5,059	$3,095

Net income per share available to common stockholders:
Basic	$0.12	$0.09	$0.20	$0.12

Diluted	$0.11	$0.09	$0.19	$0.12

Weighted average shares outstanding:
Basic	25,702	25,353	25,615	25,331

Diluted	27,004	25,541	26,886	25,523